UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-08918 (Commission File Number)	58-1575035 (IRS Employer Identification No.)

303 Peachtree St., N.E. Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 9, 2004, the Board of Directors of SunTrust elected E. Neville Isdell as a director to serve until the next annual meeting of shareholders. Mr. Isdell was also appointed to serve as a member of the Executive Committee of SunTrust’s Board of Directors. Mr. Isdell is Chairman of the Board of Directors and Chief Executive Officer of The Coca-Cola Company and has held these positions since June 1, 2004. Mr. Isdell served as Chairman of the Board and Chief Executive Officer of Coca-Cola Beverages from January 1999 to September 2000. In 2000, he negotiated a merger with Hellenic Bottling Company to form Coca-Cola HBC, at the time the world’s second-largest Coca-Cola bottler, and was its Chief Executive Officer from September 2000 to December 2001. After he left Coca-Cola HBC at the end of 2001, Mr. Isdell served as a consultant to The Coca-Cola Company from January 2002 to May 2004. Mr. Isdell is 61.

     John W. Clay, Jr., a Vice Chairman of SunTrust, announced his retirement to be effective on December 31, 2005 and, effective as of December 9, 2004, resigned from his positions as Vice Chairman of SunTrust Banks, Inc. and SunTrust Bank. Mr. Clay will consult with SunTrust on Tennessee business development and provide transition consulting on his previous duties until his retirement becomes effective on December 31, 2005.

     In addition, Theodore J. Hoepner, a Vice Chairman of SunTrust, announced his retirement to be effective on June 30, 2005 and, effective as of December 9, 2004, resigned from his positions as Vice Chairman of SunTrust Banks, Inc. and SunTrust Bank. Mr. Hoepner will consult with SunTrust on Florida business development, government affairs, transition of the new Florida executive team, special assignments on request and will provide transition consulting on his current duties until his retirement becomes effective on June 30, 2005.

     James M. Wells III was elected President and Chief Operating Officer by SunTrust’s Board of Directors on December 9, 2004. Until this time, Mr. Wells served as a Vice Chairman of SunTrust since August 2000 with responsibility for oversight of SunTrust’s Commercial, Retail, Mortgage and Private Client Services lines of business. He also had senior executive responsibility for SunTrust’s Marketing and Corporate Strategy units, and as of February 2003, had responsibility for SunTrust’s Technology and Operations functions. From January 2000 to August 2000 Mr. Wells served as President and Chief Executive Officer of SunTrust’s Mid-Atlantic region. From 1988 to January 2000 he served as President of Crestar Financial Corporation and Crestar Bank. Mr. Wells is 58.

     Effective December 9, 2004 Thomas E. Panther was appointed Controller and Chief Accounting Officer of SunTrust. He is also a Senior Vice President. From October 12, 2004 until December 9, 2004, Mr. Panther served as interim Controller and Chief Accounting Officer. From February 2004 until his appointment as interim Controller, Mr. Panther served as SunTrust’s Line of Business Senior Financial Officer, where he was responsible for providing financial and strategic support to SunTrust’s lines of business. From October 2000 to February 2004, he served as Private Client Services Senior Financial Officer with SunTrust. From July 1991 to October 2000, Mr. Panther worked at Arthur Andersen LLP in Atlanta, Georgia, where he served as an audit manager from June 1996 to October 2000. Mr. Panther is a Certified Public Accountant and he is 36 years old.

     Copies of the press releases issued by SunTrust on December 9, 2004 are filed as Exhibits 99.1 and 99.2 to this Current Report on 8-K and are incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

99.1	Press release issued by SunTrust on December 9, 2004.

99.2	Press release issued by SunTrust on December 9, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: December 9, 2004

By:	/s/ Raymond D. Fortin
Raymond D. Fortin
Executive Vice President and Corporate Secretary